UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2017

TerraForm Power, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36542	46-4780940
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor

Bethesda, MD 20814

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (240) 762-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure

On November 27, 2017, TerraForm Power, Inc. (“TerraForm Power”) announced the commencement of a private offering (the “Notes Offering”), subject to market and other conditions, by TerraForm Power Operating, LLC, a Delaware corporation, a subsidiary of TerraForm Power, of $1,000,000,000 aggregate principal amount of senior notes (the “Notes”).

The Notes will be offered in the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933 (the “Securities Act”) and, outside the United States, only to certain non-U.S. persons pursuant to Regulation S under the Securities Act. The issuance and sale of Notes have not been and will not be registered under the Securities Act or the securities laws of any state or other jurisdiction, and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.

This report shall not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

In connection with the Notes Offering, certain information is being provided to potential investors and is furnished below.

Reconciliation of Non-GAAP Measures

	Nine Months Ended September 30, 2017				Nine Months Ended September 30, 2016				Twelve Months Ended September 30, 2017				Twelve Months Ended December 31, 2016
In millions	Solar	Wind	Corp	Total	Solar	Wind	Corp	Total	Solar	Wind	Corp	Total	Solar	Wind	Corp	Total
Net loss	$125	($44)	($173)	($92)	$76	($20)	($162)	($106)	$75	($52)	($250)	($227)	$26	($28)	($239)	($242)
Interest expense, net	54	65	88	207	89	64	90	243	62	87	125	274	97	86	127	310
Income tax (benefit) expense	—	—	(5)	(5)	—	—	3	3	—	—	(8)	(8)	—	—	0	0
Depreciation, accretion and amortization expense	88	126	2	215	96	111	1	208	115	174	3	291	123	159	2	284
Non-operating general and administrative expenses	—	—	67	67	—	—	41	41	—	—	86	86	—	—	61	61
Gain on sale of U.K. renewable energy facilities	(37)	—	—	(37)	—	—	—	—	(37)	—	—	(37)	—	—	—	—
Adjustment for asset sales	(10)	—	—	(10)	(35)	—	—	(35)	(12)	—	—	(12)	(37)	—	—	(37)
Other non-cash or non-operating items (1)	(5)	5	(1)	(2)	(4)	6	12	14	58	10	18	86	60	11	32	102

Adjusted EBITDA	$215	$151	($22)	$344	$223	$161	($14)	$369	$261	$218	($25)	$454	$269	$227	($17)	$479
Annualized interest payments (2)	(36)	(28)	(109)	(173)	(42)	(28)	(107)	(177)	(67)	(43)	(135)	(246)	(74)	(44)	(133)	(250)
Annualized amortization payments (3)	(27)	(35)	(3)	(65)	(22)	(33)	(4)	(59)	(46)	(48)	(4)	(99)	(41)	(46)	(5)	(92)
Cash distributions paid to non-controlling interests	(10)	(13)	—	(23)	(6)	(13)	—	(19)	(11)	(16)	—	(27)	(6)	(17)	—	(23)
Average annualized sustaining capital expenditures	—	(8)	—	(8)	—	(6)	—	(6)	—	(11)	—	(11)	—	(9)	—	(9)
Adjustment for asset sales	—	—	—	—	10	—	—	10	8	—	—	8	18	—	—	18
Other operating items	7	10	(1)	17	7	11	10	28	8	12	(3)	18	8	13	8	29

Cash available for distribution (CAFD)	$149	$78	($135)	$92	$170	$91	($115)	$145	$153	$112	($167)	$98	$175	$124	($147)	$152

[1]	Includes items that we believe are not representative of our core business or future operating performance, including $75 million impairment charge in 2016.
[2]	Includes reclassification of interest paid on the non-recourse portfolio term loan from wind segment to corporate ($22 million and $25 million for the nine months ended September 30, 2017 and 2016, respectively, and $33 million for the twelve month period ended December 31, 2016).
[3]	Includes reclassification of amortization payments on the non-recourse portfolio term loan from wind segment to corporate ($3 million and $4 million for the nine months ended September 30, 2017 and 2016, respectively, and $5 million for the twelve month period ended December 31, 2016).

Calculation and Use of Non-GAAP Measures

Adjusted EBITDA and CAFD are supplemental non-GAAP measures that should not be viewed as alternatives to GAAP measures of performance, including operating revenues, net, net income (loss), operating income or net cash provided by operating activities. Our definitions and calculation of these non-GAAP measures may not necessarily be the same as those used by other companies. These non-GAAP measures have certain limitations, which are described below, and they should not be considered in isolation. We encourage you to review, and evaluate the basis for, each of the adjustments made to arrive at Adjusted EBITDA and CAFD.

Calculation of Non-GAAP Measures

We define Adjusted EBITDA as net loss (i) plus interest expense, net, (ii) plus income tax (benefit) expense, (iii) plus depreciation, accretion and amortization expense, (iv) plus non-operating general and administrative expenses, (v) plus gain on sale of U.K. renewable energy facilities, (vi) plus adjustment for asset sale, (vii) plus other non-cash charges or non-operating items that we believe are not representative of our core business or future operating performance.

We define “cash available for distribution” or “CAFD” as Adjusted EBITDA (i) minus annualized interest payments in accordance with the related borrowing arrangements, (ii) minus annualized project-level amortization in accordance with the related borrowing arrangements, (iii) minus cash distributions paid to non-controlling interests in our renewable energy facilities, if any, (iv) minus average annual sustaining capital expenditures (based on the long-sustaining capital expenditure plans) which are recurring in nature and used to maintain the reliability and efficiency of our power generating assets over our long-term investment horizon, (v) plus adjustment for asset sales, (vi) plus or minus other operating items as necessary to present the cash flows we deem representative of our core business operations.

In the third quarter of 2017, we revised our definition of CAFD to (i) exclude adjustments related to deposits into and withdrawals from restricted cash accounts, required by project financing arrangements, (ii) replace sustaining capital expenditures payment made in the year with the average annualized long-term sustaining capital expenditures to maintain reliability and efficiency of our assets, and (iii) annualized debt service payments. We revised our definition as we believe it provides a more meaningful measure for investors to evaluate our financial and operating performance and ability to pay dividends. For items presented on an annualized basis, we will present actual cash payments as a proxy for an annualized number until the period commencing January 1, 2018.

Furthermore, to provide investors with the most appropriate measures to assess the financial and operating performance and debt service capabilities of our existing fleet and the ability to pay dividends in the future, we have excluded results associated with our UK solar and Residential portfolios, which were sold in 2017, from Adjusted EBITDA and CAFD reported for all periods.

Use of Non-GAAP Measures

We disclose Adjusted EBITDA because we believe it is useful to investors and other stakeholders as a measure of financial and operating performance and debt service capabilities. We believe Adjusted EBITDA provides an additional tool to investors and securities analysts to compare our performance across periods and among us and our peer companies without regard to interest expense, taxes and depreciation and amortization. Adjusted EBITDA has certain limitations, including that it: (i) does not reflect cash expenditures or future requirements for capital expenditures or contractual liabilities or future working capital needs, (ii) does not reflect the significant interest expenses that we expect to incur or any income tax payments that we may incur, and (iii) does not reflect depreciation and amortization and, although these charges are non-cash, the assets to which they relate may need to be replaced in the future, and (iv) does not take into account any cash expenditures required to replace those assets. Adjusted EBITDA also includes adjustments for goodwill impairment charges, gains and losses on derivatives and foreign currency swaps, acquisition related costs and items we believe are infrequent, unusual or non-recurring, including adjustments for general and administrative expenses we have incurred as a result of the SunEdison bankruptcy.

We disclose CAFD because we believe cash available for distribution is useful to investors in evaluating our operating performance and because securities analysts and other stakeholders analyze CAFD as a measure of our financial and operating performance and our ability to pay dividends. CAFD is not a measure of liquidity or profitability, nor is it indicative of the funds needed by us to operate our business. CAFD has certain limitations, such as the fact that CAFD includes all of the adjustments and exclusions made to Adjusted EBITDA described above.

The adjustments made to Adjusted EBITDA and CAFD for infrequent, unusual or non-recurring items and items that we do not believe are representative of our core business involve the application of management judgment, and the presentation of Adjusted EBITDA and CAFD should not be construed to infer that our future results will be unaffected by infrequent, non-operating, unusual or non-recurring items.

In addition, these measures are used by our management for internal planning purposes, including for certain aspects of our consolidated operating budget, as well as evaluating the attractiveness of investments and acquisitions. We believe these Non-GAAP measures are useful as a planning tool because it allows our management to compare performance across periods on a consistent basis in order to more easily view and evaluate operating and performance trends and as a means of forecasting operating and financial performance and comparing actual performance to forecasted expectations. For these reasons, we also believe these Non-GAAP measures are also useful for communicating with investors and other stakeholders.

The information in this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01.	Other Events.

On November 27, 2017, the Company issued a press release, made pursuant to Rule 135c promulgated under the Securities Act, announcing the Notes Offering. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

In addition, on November 27, 2017, the Company issued a press release announcing the issuance of a notice of redemption of its 5.875% senior notes due 2023, subject to, and conditioned upon, the closing of the Notes Offering. A copy of such press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	TerraForm Power, Inc., press release dated November 27, 2017.

99.2	TerraForm Power, Inc., press release dated November 27, 2017.

EXHIBIT INDEX

Exhibit Number	Description

99.1	TerraForm Power, Inc., press release dated November 27, 2017.

99.2	TerraForm Power, Inc., press release dated November 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAFORM POWER, INC.

Dated: November 27, 2017	By:	/s/ Andrea Rocheleau
	Name:	Andrea Rocheleau
	Title:	General Counsel